As filed with the Securities and Exchange Commission on September 28, 2023

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0538550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Strawberry Lane

Orrville, Ohio 44667-0280

Tel.: (330) 682-3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeannette L. Knudsen

Chief Legal Officer and Secretary

One Strawberry Lane

Orrville, Ohio 44667-0280

(330) 682-3000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Gregory S. Harvey

Calfee, Halter & Griswold LLP

The Calfee Building

1405 East Sixth Street

Cleveland, Ohio 44114-1607

(216) 622-8200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

THE J. M. SMUCKER COMPANY

Debt Securities

Common Shares

Serial Preferred Shares

Warrants

Units

We, or any selling security holder, may offer and sell from time to time, in one or more offerings, debt securities, common shares, serial preferred shares and warrants, as well as units that include any of these securities. We, or any selling security holder, may also offer common shares or serial preferred shares upon conversion of debt securities, common shares upon conversion of serial preferred shares, or common shares, preferred shares or debt securities upon the exercise of warrants.

We, or any selling security holder, will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also supplement, update or amend the information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are listed on the New York Stock Exchange under the symbol “SJM.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risk. See “Risk Factors” on page 5 of this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2023.

References in this prospectus to the “Company,” “we,” “us” and “our” are to The J. M. Smucker Company and its consolidated subsidiaries unless otherwise specified or the context requires otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration procedure. Under this shelf procedure, we and/or our selling security holders, as applicable, may sell the securities described in this prospectus.

The securities described above may be offered and sold in combination and in one or more offerings. Each time we, or any selling security holder, offer and sell securities under the registration statement of which this prospectus is a part, we will file with the SEC a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update, or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” in their entirety. They contain information that you should consider when making your investment decision.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of that document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. We have not authorized anyone to provide you with different information.

This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

The registration statement that contains this prospectus contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portion of such documents that by statute, designation in such documents or otherwise are deemed to be furnished, rather than filed, under the applicable SEC rules or are not required to be incorporated herein by reference. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023;

•	our Current Reports on Form 8-K filed on August 21, 2023, September 11, 2023, September 12, 2023 and September 28, 2023; and

•

the description of our common shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, and all amendments and reports filed for the purpose of updating that description.

The information relating to us contained in this prospectus and any accompanying prospectus supplement should be read together with the information in the documents incorporated by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

The J. M. Smucker Company

Attention: Corporate Secretary

One Strawberry Lane

Orrville, Ohio 44667

(330) 682-3000

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of federal securities laws. The forward-looking statements may include statements concerning our current expectations, estimates, assumptions, and beliefs concerning future events, conditions, plans, and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expect,” “anticipate,” “believe,” “intend,” “will,” “plan,” and similar phrases.

Federal securities laws provide a safe harbor for forward-looking statements to encourage companies to provide prospective information. We are providing this cautionary statement in connection with the safe harbor provisions. Readers are cautioned not to place undue reliance on any forward-looking statements, as such statements are by nature subject to risks, uncertainties, and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, those set forth under the caption “Risk Factors” in this prospectus and in our periodic reports under the Exchange Act, as amended, filed with the SEC, as well as the following:

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uncertainties relating to the timing of the exchange offer and merger (the “Transaction”) between us, SSF Holdings, Inc., a Delaware corporation and our wholly owned subsidiary, and Hostess Brands, Inc. (“Hostess Brands”);

•	uncertainties as to how many of Hostess Brands’ stockholders will tender their Hostess Brands shares pursuant to the exchange offer;

•	the possibility that competing offers to acquire Hostess Brands will be made;

•	the possibility that any or all of the conditions to the consummation of the Transaction may not be satisfied or waived, including failure to receive required regulatory approvals;

•	the possibility that the Transaction does not close;

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risks related to our ability to realize the anticipated benefits of the Transaction, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period;

•	the effect of the announcement or pendency of the Transaction on our ability to retain key personnel and to maintain relationships with customers, suppliers and other business partners;

•	risks related to potential diversion of management attention from our ongoing business operations;

•	negative effects of the announcement or consummation of the Transaction on the market price of our or Hostess Brands’ common stock and/or operating results;

•	transaction costs associated with the Transaction;

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disruptions or inefficiencies in our operations or supply chain, including any impact caused by product recalls (including the Jif® peanut butter product recall), political instability, terrorism, armed hostilities (including the ongoing conflict between Russia and Ukraine), extreme weather conditions, natural disasters, pandemics (including the novel coronavirus), work stoppages or labor shortages, or other calamities;

•	risks related to the availability, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation;

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the impact of food security concerns involving either our products or our competitors’ products, including changes in consumer preference, consumer litigation, actions by the U.S. Food and Drug Administration or other agencies, and product recalls;

•	risks associated with derivative and purchasing strategies we employ to manage commodity pricing and interest rate risks;

•	the availability of reliable transportation on acceptable terms;

•	our ability to achieve cost savings related to our restructuring and cost management programs in the amounts and within the time frames currently anticipated;

•	our ability to generate sufficient cash flow to continue operating under our capital deployment model, including capital expenditures, debt repayment, dividend payments, and share repurchases;

•	our ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes on profits and cash flow in a particular period;

•	the success and cost of marketing and sales programs and strategies intended to promote growth in our business, including product innovation;

•	general competitive activity in the market, including competitors’ pricing practices and promotional spending levels;

•	our ability to attract and retain key talent;

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the concentration of certain of our businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and our ability to manage and maintain key relationships;

•	impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets or other long-lived assets;

•	the impact of new or changes to existing governmental laws and regulations and their application;

•	the outcome of tax examinations, changes in tax laws, and other tax matters;

•	a disruption, failure, or security breach of our or our suppliers’ information technology systems, including, but not limited to, ransomware attacks;

•	foreign currency exchange rate and interest rate fluctuations; and

•	risks related to other factors described under “Risk Factors” in other reports and statements we have filed with the SEC.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information contained in this prospectus. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We do not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

You should read this prospectus, any accompanying prospectus supplement and the documents that are referenced and which have been incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

THE COMPANY

The J. M. Smucker Company, often referred to as Smucker’s (a registered trademark), was established in 1897 and incorporated in Ohio in 1921. We operate principally in one industry, the manufacturing and marketing of branded food and beverage products on a worldwide basis, although the majority of our sales are in the U.S. Operations outside the U.S. are principally in Canada, although our products are exported to other countries as well. Net sales outside the U.S., subject to foreign currency translation, represented 5 percent of consolidated net sales for 2023. Our branded food and beverage products include a strong portfolio of trusted, iconic, market-leading brands that are sold to consumers through retail outlets in North America.

Our principal executive offices are located at One Strawberry Lane, Orrville, Ohio 44667, and our telephone number is (330) 682-3000.

RISK FACTORS

Investing in our securities may involve risks. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A. Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended April 30, 2023, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which could include, but are not limited to, repayments of outstanding debt, capital expenditures or working capital or for the funding of possible acquisitions. We will not receive any of the proceeds from sales of securities by any selling security holder pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

This section summarizes the terms of our capital stock. The following description of our capital stock is only a summary and does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation, which we refer to as our articles of incorporation, and our amended regulations, which we refer to as our regulations, each of which has been publicly filed with the SEC and is incorporated by reference. See “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 306,000,000 shares, including:

•	300,000,000 common shares, without par value; and

•	6,000,000 serial preferred shares, without par value.

Common Shares

Our articles of incorporation permit the issuance of up to 300,000,000 common shares. This amount can be amended by our board of directors without shareholder approval, to the extent permitted by Chapter 1701 of the Ohio Revised Code.

Voting Rights

Our articles of incorporation provide that each outstanding common share entitles the holder to one vote on each matter properly submitted to the shareholders for their approval, including any vote or consent for the election or removal of our directors.

Dividend Rights

Subject to the rights of holders of serial preferred shares, if any, holders of our common shares are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of us, whether voluntary or involuntary, after payment of liabilities and obligations to creditors and holders of serial preferred shares, if any, our remaining assets are to be distributed ratably among the holders of common shares.

Preemptive Rights

Our shareholders will not have any preemptive rights to purchase or subscribe for shares of any class or any other security of ours.

Redemption Rights

Our common shares are not subject to redemption by us or by the holder of the common shares.

Conversion Rights

Our common shares are not convertible into shares of any other class or any other security of ours.

Repurchase

Under our articles of incorporation, we, by action of our board of directors and without action by our shareholders, may purchase our common shares in accordance with Ohio law. The board of directors may authorize such purchases to be made in the open market or through a private or public sale and at such price as our board of directors determines.

Liability to Further Calls or Assessments

Our outstanding common shares are, and any common shares issued will be, duly authorized, validly issued, fully paid and nonassessable.

Sinking Fund Provisions

Our common shares have no sinking fund provisions.

Serial Preferred Shares

Our articles of incorporation authorize 6,000,000 serial preferred shares. No serial preferred shares are currently issued and outstanding. Our board of directors has, however, established a series designated as Series A Junior Participating Preferred Shares and authorized 1,500,000 of such shares.

Our board of directors may establish and issue one or more series of serial preferred shares from time to time with such powers, preferences, rights, qualifications, limitations and restrictions that are permitted by our articles of incorporation, and as the board fixes by resolution, including:

•	dividend rights;

•	redemption rights and price;

•	sinking fund requirements;

•	voting rights;

•	conversion rights;

•	liquidation rights, preferences and price; and

•	restrictions on the issuance of shares of any class or series.

The rights of holders of our serial preferred shares will be subordinate to the rights of our general creditors. Serial preferred shares that we issue will be duly authorized and validly issued, fully paid and nonassessable. Holders of our serial preferred shares will not be entitled to preemptive rights unless specified in the applicable prospectus supplement. Holders of our common shares will not have preemptive rights to participate in any issuance of serial preferred shares.

Our board of directors believes that the serial preferred shares will provide flexibility for future financings and acquisitions by us. Although there currently are no plans to issue serial preferred shares, it is contemplated that from time to time we may consider transactions involving the issuance of serial preferred shares. Because our articles of incorporation give our board of directors flexibility in determining the terms of the serial preferred shares, our board of directors is able to issue serial preferred shares with terms suitable to existing market conditions at the time of issuance or to meet the needs of a particular transaction.

The ability of our board of directors to issue serial preferred shares could enable it to render more difficult or discourage an attempt by another person or entity to obtain control of us. The serial preferred shares could be issued by our board of directors in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power, if the serial preferred shares were convertible into our common shares, of a party attempting to obtain control of us.

Anti-Takeover Matters

Certain provisions of our articles of incorporation, our regulations and Ohio law, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

Certain Provisions of Our Articles of Incorporation and Regulations

Advance Notice of Nominations and Shareholder Proposals. Our regulations provide that only business properly brought before annual or special meetings will be considered at the meeting. For annual meetings, the shareholder must have (i) been a shareholder of record at the time notice was given for the annual meeting, (ii) been entitled to vote at the annual meeting, (iii) given timely notice in writing to our corporate secretary of the business or nominations for election of directors to be considered at the meeting and (iv) in the case of nominations of persons for election to our board of directors, complied in all respects with the requirements of Section 14 of the Exchange Act including, without limitation, the requirements of Rule 14a-19 (as such rules and regulations may be amended from time to time by the SEC, including any SEC staff interpretations relating thereto).

Our regulations require shareholders to provide notice of nominations of persons for election to the board of directors or other business no earlier than 120 days, nor later than 90 days, prior to the anniversary date of the prior year’s annual meeting (unless the annual meeting date is more than 30 days before or 60 days after the prior year’s annual meeting date, in which case our regulations provide for alternative notice deadlines).

The shareholder’s notice must set forth certain information about the shareholder, including:

•	Whether the shareholder is acting in his or her own capacity or on behalf of another person or entity;

•	Any interests that the shareholder has that are not shared generally by other shareholders and that could have influenced that shareholder’s decision to bring the business before the meeting;

•	The number of shares beneficially owned by the shareholder;

•	Any options or derivative instruments owned by the shareholder that derive their value directly or indirectly by reference to our stock;

•	Any proxies or other arrangements pursuant to which the shareholder has a right to vote shares of our stock;

•	Any short interest held by the shareholder in our stock;

•	Any other interests held by the shareholder that are directly or indirectly tied to the value of our stock;

•	Any interests that the shareholder may have in any contract with us or with a principal competitor;

•	Any litigation between the shareholder and us or our affiliates; and

•	Any transactions during the past 12 months between the shareholder and us or a principal competitor.

The notice must also include information concerning the business to be brought before the meeting, including a brief description of the shareholder’s proposal, including the reasons for the proposal, any material interest that the shareholder has in the proposal, and any agreements or understandings between the shareholder and any other person concerning the proposal.

In the event that the shareholder is proposing a nominee for election as a director, the notice must include all information about that person that would be required to be included in a proxy statement under the SEC’s proxy rules and a description of all material monetary arrangements and other material relationships between the shareholder and the nominee. The notice must be accompanied by the nominee’s completed Director Questionnaire, and the nominee’s representation that he or she will comply with our policies applicable to directors and that he or she is not a party to any agreement as to how such person will vote on any matter presented to the board of directors that has not been disclosed to us or providing any compensation, expense reimbursement or indemnification arrangements that have not been disclosed to us.

In the case of a notice of nomination delivered pursuant to Rule 14a-19, the nominating shareholder’s notice must also include (i) a representation that such nominating shareholder or beneficial owner, if any, intends to solicit the holders of common shares representing at least 67% of the voting power of the common shares entitled to vote on the election of directors in support of director nominees other than our nominees in accordance with Rule 14a-19 under the Exchange Act and (ii) any other information relating to the nominating shareholder or beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Compliance with these provisions of the regulations will be the exclusive means for shareholders to make nominations or submit other business at the meeting (other than shareholder proposals submitted in conformity with Rule 14a-8 of the Exchange Act).

Our regulations also extend similar advance notice requirements to proposals made in connection with special meetings of shareholders.

In addition, our regulations contain “proxy access” provisions, whereby a shareholder, or a group of up to 20 shareholders, owning at least three percent of our common shares continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the board of directors, subject to certain limitations and provided that the shareholders and nominees satisfy the requirements specified in our regulations. To be timely, a Notice of Proxy Access Nomination must be delivered to or mailed and received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the date that we first distributed our proxy statement to shareholders for the immediately preceding annual meeting of shareholders. The complete proxy access provisions for director nominations are set forth in our regulations.

No Cumulative Voting. Holders of our common shares do not have cumulative voting rights.

Election of Board of Directors. Our articles of incorporation provide that in an uncontested election of directors, a candidate will be elected as a director only if the votes cast for the candidate exceed the votes cast against the candidate. Abstentions will not be counted as votes cast for or against a candidate. If, however, our board of directors determines that the number of candidates exceeds the number of directors to be elected in that year, a plurality voting standard will apply and the candidates receiving the greatest number of votes will be elected.

Removal of Directors. Our directors may be removed, without assigning any cause, by the affirmative vote of the holders of a majority of our voting power with respect to the election of directors.

Control Share Acquisitions

Our articles of incorporation provide for the opting out of Ohio’s control share acquisition law. We have, however, adopted similar provisions in our articles of incorporation requiring that notice and informational filings and special shareholder meetings and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” In general a control share acquisition is the acquisition, directly or indirectly, by any person of our shares that when added to all other shares of us in respect of which that person, directly or indirectly, may exercise or direct the exercise of voting power as provided in our articles of incorporation, would entitle the person, immediately after the acquisition, directly or indirectly, to exercise or direct the exercise of the voting power in the election of directors of a number of our outstanding shares (as distinguished from the number of votes to which the holder of the shares is entitled) within any of the following ranges:

•	one-fifth or more but less than one-third of outstanding shares;

•	one-third or more but less than a majority of outstanding shares; and

•	a majority or more of outstanding shares.

Assuming compliance with the notice and information filings, the proposed control share acquisition may be made only if both of the following occur:

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shareholders who hold shares entitling them to vote in the election of directors authorize the acquisition at a special meeting held for that purpose at which a quorum is present by an affirmative vote of a majority of our voting power in the election of directors represented at the meeting in person or by proxy and a majority of the portion of the voting power excluding the voting power of interested shares represented at the meeting in person or by proxy; and

•	the acquisition is consummated, in accordance with the terms authorized, not later than 360 days following shareholder authorization of the control share acquisition.

In general, “interested shares” means shares of which any of the following persons may exercise or direct the exercise of our voting power in the election of directors:

•	the acquiring person;

•	any officer elected by the board of directors, except shares beneficially owned by such officer for four years or more;

•	any employee who is also a director, except shares beneficially owned by such employee for four years or more;

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any person that acquires shares during the period beginning with the first public disclosure of the proposed control share acquisition and ending with the record date established for the special meeting, if either of the following applies:

•	the aggregate consideration paid by such person, and any persons acting in concert therewith, exceeds $250,000; or

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the number of shares acquired by such person, and any persons acting in concert therewith, exceeds one-half of one percent (1/2%) of our outstanding shares entitled to vote on the election of directors; and

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any person who transfers shares after the record date for the special meeting, if accompanied by voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee or otherwise.

Transactions with Interested Shareholders

We are subject to Chapter 1704 of the Ohio Revised Code, which generally prohibits certain business combinations and transactions with “interested shareholders” for a period of three years after (i) the interested shareholder acquired ten percent or more of the voting power of the corporation in the election of directors or (ii) at any time within the three years prior, such interested shareholder held ten percent of more of the voting power of the corporation in the election of directors, unless prior to the interested shareholder’s acquisition of ten percent or more of the corporation’s shares, the directors of the corporation approved the business combination or other transaction or the purchase of shares by the interested shareholder on the date the shareholder acquired ten percent or more of the corporation’s shares.

In general, subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that at least one of the following is satisfied:

•	prior to the date the interested shareholder acquired ten percent or more of the corporation’s shares, the board of directors approved the purchase of shares by the interested shareholder;

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the transaction is approved, at a meeting held for that purpose, by the affirmative vote of the holders of shares of the corporation entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors, or of such different proportion as the articles of incorporation may provide, provided that the transaction is also approved by the affirmative vote of the holders of at least a majority of the disinterested shares; or

•	the transaction results in shareholders, other than the interested shareholder, receiving a fair price (as described in Chapter 1704) plus interest for their shares.

In addition, our articles of incorporation provide that any business combination between us and any person that beneficially owns more than 30% of our shares entitled to vote in the election of directors (or at any time owned more than 30% of our shares entitled to vote in the election of directors) must be approved by the affirmative vote of 85% of all shares entitled to vote in the election of directors. The 85% voting requirement is not applicable if:

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the cash, or fair market value of other consideration, to be received per share by our common shareholders in the business combination is at least an amount equal to the highest per share price paid by the other entity in acquiring any of its holdings of our common shares plus the aggregate amount, if any, by which 5% per annum of the per share price exceeds the aggregate amount of all dividends paid in cash, in each case since the date on which the other entity acquired the 30% interest;

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after the other entity has acquired a 30% interest and prior to the consummation of the business combination, (1) the other entity has taken steps to ensure that our board of directors included at all times representation by continuing directors proportionate to the shareholdings of the public holders of our common shares not affiliated with the other entity (with a continuing director to occupy any resulting fractional board position), (2) the other entity has not acquired any newly issued shares, directly or indirectly, from us (except upon conversion of convertible securities acquired by it prior to obtaining a 30% interest or as a result of a pro rata share dividend or share split) and (3) the other entity has not acquired any additional outstanding common shares or securities convertible into our common shares except as part of the transaction that resulted in the other entity’s acquiring its 30% interest;

•

the other entity has not (1) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by us or (2) made any major change in our business or equity capital structure without in either case the approval of at least a majority of all the directors and at least two-thirds of the continuing directors, in either case prior to the consummation of the business combination; and

•

a proxy statement responsive to the requirements of the Exchange Act has been mailed to our public shareholders for the purpose of soliciting shareholder approval of the business combination and contained at the front, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination that the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the business combination, from the point of view of our remaining public shareholders (the investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by us upon receipt of the opinion).

Continuing directors are directors elected by shareholders prior to the time when such entity acquired more than 5% of the shares entitled to vote in the election of directors, or a person recommended to succeed a continuing director or by a majority of continuing directors.

Mergers, Acquisitions, Share Purchases and Certain Other Transactions

The Ohio Revised Code requires approval of mergers, dissolutions, dispositions of all or substantially all of a corporation’s assets and majority share acquisitions and combinations involving issuance of shares representing one-sixth or more of the voting power of the corporation immediately after the consummation of the transaction (other than so-called “parent-subsidiary” mergers), by two-thirds of the voting power of a corporation, unless the articles of incorporation specify a different proportion (but not less than a majority). Our articles of incorporation do not specify a voting power proportion different than that specified by Ohio law in connection with the approval of these transactions.

Amendments to Constituent Documents

Ohio law permits the adoption of amendments to articles of incorporation if those amendments are approved at a meeting held for that purpose by the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, or a lesser, but not less than a majority, or greater vote as specified in the articles of incorporation. Our articles of incorporation specify that amendments relating to transactions with interested persons require the affirmative vote of the holders of 85% of the common shares entitled to vote in the election of directors, except that the 85% vote will not be required for any amendment to that provision recommended to our shareholders if the recommendation was approved by at least a majority of our directors and at least two-thirds of our continuing directors.

Ohio law permits adoption of amendments to regulations by an affirmative vote of the majority of shares entitled to vote or by written consent from holders of two-thirds of the shares entitled to vote or by written consent or vote of a greater or lesser proportion as provided in the articles of incorporation or regulations but not less than the majority of voting power. Our regulations may be amended by (1) our board of directors to the extent permitted by Ohio law or (2) our shareholders by the affirmative vote of a majority of our voting power at a meeting held for that purpose, or without a meeting by the affirmative written consent of two-thirds of our voting power.

Limitation of Liability of Directors and Officers

Our regulations provide that a director will be liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that the act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This provision, however, does not affect the liability of directors under Section 1701.95 of the Ohio Revised Code, which relates to:

•

the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation’s shares, contrary to the law or our articles of incorporation;

•	the distribution of assets to shareholders during the winding up of our affairs by dissolution or otherwise, if creditors are not adequately provided for; and

•	the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of the corporation.

Our regulations provide that a director will not be found to have violated his or her duties to the corporation as a director of the corporation in any action brought against the director unless it is proven by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in, or not opposed to, the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our regulations specify various matters and constituencies that may be considered by a director in the discharge of his or her duties to the corporation as a director of the corporation.

Our regulations:

•	provide that we must indemnify any director or officer to the full extent permitted by Ohio law, as it exists or as it may in the future be amended to provide broader rights to indemnification;

•	permit us to indemnify employees or agents of ours to the extent authorized from time to time by our board of directors;

•

provide that the indemnification rights conferred in our regulations are contract rights and such rights will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and inure to the benefit of the indemnitee’s heirs, executors and administrators;

•

clarify the categories of expenses and liabilities as to which an indemnitee will be entitled to indemnification and provide that, except in the case of proceedings to enforce rights to indemnification, we will indemnify the indemnitee in connection with a proceeding initiated by the indemnitee only if authorized by our board of directors;

•

provide the indemnitee with a right to bring suit against us if a claim with respect to indemnification has not been paid within a specified period, and provide that if the indemnitee is successful in the lawsuit, the indemnitee will also be entitled to be paid the expense of prosecuting or defending the suit; and

•	establish certain procedures and presumptions with respect to the indemnitee’s right to indemnification.

Ohio law provides that a corporation must indemnify a person for expenses reasonably incurred successfully defending (on the merits or otherwise) an action, suit or proceeding (including certain derivative suits) brought against the person as a director, officer, employee or agent of the corporation. Further, a corporation may indemnify such persons for liability in such actions, suits or proceedings if the person acted in good faith in a matter believed to be in, or not opposed to, the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification may be made only if ordered by a court or authorized in a specific case upon the determination that the appropriate standard has been met by the majority of disinterested directors, an independent legal advisor or shareholders. We have also entered into indemnity agreements under which we have agreed, among other things, to indemnify our directors and officers to the maximum extent then authorized or permitted by our articles of incorporation or Ohio law.

Transfer Agent and Registrar

Computershare serves as the transfer agent and registrar for our common shares.

Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange under the trading symbol “SJM.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate if any of the general terms and provisions described in this prospectus do not apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same terms (except for the price to public, issue date, initial interest payment date, initial interest accrual date and amount of the first interest payment) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture. The prospectus supplement relating to a series of debt securities being offered will describe the terms of such debt securities, including:

•	the title of the debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount (and any limits in the aggregate principal amount of debt securities of that series) and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material U.S. federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

The debt securities will be our direct unsecured obligations and will rank equally and pari passu with all of our other unsecured and unsubordinated debt. The debt securities are our unsecured senior debt securities, but our assets include equity in our subsidiaries. As a result, our ability to make payments on the debt securities depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries. Certain of our subsidiaries may guarantee one or more series of debt securities issued under the indenture. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of debt securities, will be subject to that prior claim, unless we or you, in the event that your debt securities are guaranteed by such subsidiary, are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. In addition, the debt securities will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the assets securing such indebtedness.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean (unless otherwise specified in the applicable prospectus supplement with respect to such series):

(1) default in paying interest on the debt securities of that series when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities of that series when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due with respect to the debt securities of that series, and such default continues for a period of 30 days or more;

(4) default in the performance, or breach, of any covenant of the Company or any guarantor in the indenture applicable to that series (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) default under any agreement or instrument evidencing, or under which we or any restricted subsidiary has outstanding at the time, any indebtedness for money borrowed by us or a restricted subsidiary, which default or defaults, individually or in the aggregate, have resulted in the acceleration of any portion of such indebtedness having an aggregate principal amount equal to or in excess of $150 million;

(6) certain events of bankruptcy, insolvency, reorganization or similar proceedings with respect to the Company have occurred; or

(7) any other Events of Default set forth in the prospectus supplement with respect to the debt securities of such series.

If an Event of Default (other than an Event of Default specified in clause (6) with respect to the Company) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest.

If an Event of Default under the indenture specified in clause (6) with respect to the Company occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest, will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived, if all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel have been paid and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default theretofore not cured in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity.

Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of the occurrence of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a succession to the trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets permitted under the indenture;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	evidence the addition of any subsidiary as a guarantor or the release of any guarantor and its obligations;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	provide for the issuance of any series of debt securities and to set the terms thereof;

•	add any additional events of default in respect of the debt securities of any or all series;

•	maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•

reduce the principal amount or any interest or premium payable thereon, or extend the fixed maturity or the stated payment date of any payment of premium or interest, of the debt securities (other than in connection with any amendments to redemption provisions);

•	alter or waive the redemption provisions of the debt securities (unless otherwise specified in the terms of such debt securities);

•	change the method of computing the amount of principal of any debt security or any interest payable thereon on any date;

•	change the place of payment or currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	limit a holder’s right, if any, to repayment of debt securities at the holder’s option; or

•

modify any of the foregoing requirements contained in the indenture or those related to waivers of default or compliance with covenants contained in the indenture except to increase the percentage required for any such waiver or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

In addition, under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the indenture, except:

•	a default in the payment of the principal of any sinking or purchase fund or any analogous obligation or any premium or interest on any debt securities of that series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Covenants

The applicable prospectus supplement will describe the covenants applicable to any debt securities offered through that prospectus supplement.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee canceled or for cancellation; or

•

all the debt securities of any series issued that have not been delivered to the trustee canceled or for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due and any remaining rights to receive mandatory sinking fund payments;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “—Events of Default” above will no longer constitute an event of default for that series. Additionally, with limited exceptions, we would not have to comply with covenants applicable to such debt series (including without limitation those covenants relating to consolidation, merger or sale, limitation on liens, and sale and leaseback transactions).

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants to pay and discharge, and which will be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no Event of Default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•

if debt securities are to be redeemed before the stated maturity date (other than from mandatory sinking fund payments or analogous payments), we have delivered satisfactory notice of redemption to the trustee;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and credit facilities with U.S. Bank National Association.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the warrants we are offering, and any supplemental agreements, before the issuance of the related warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and any supplemental agreements applicable to a particular warrant. We urge you to read the applicable prospectus supplements related to the particular warrants that we may offer under this prospectus, as well as any related free writing prospectuses and the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

We may issue (either separately or together with other offered securities) warrants to purchase underlying debt securities, serial preferred shares, common shares or any combination thereof issued by us (“offered warrants”). Such warrants may be issued independently or together with any such securities and may be attached or separate from the securities. We may issue the warrants under separate warrant agreements (each a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”), identified in the prospectus supplement. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders of beneficial owners of warrants.

General

You should read the prospectus supplement for the material terms of the offered warrants, including the following:

•	the title and aggregate number of the warrants;

•	the title, rank, aggregate principal amount and terms of the underlying debt securities, serial preferred shares or common shares purchasable upon exercise of the warrants;

•

the principal amount of underlying debt securities, serial preferred shares or common shares that may be purchased upon exercise of each warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the price at which and the currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants will commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the title, rank, aggregate principal amount and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and related securities will be separately transferable;

•	any optional redemption terms;

•	whether certificates evidencing the warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged; and

•	any other material terms of the warrants.

The prospectus supplement will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Warrant certificates will be exchangeable for new warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Warrants may be exercised and exchanged and warrants in registered form may be presented for registration or transfer at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Warrants

Each offered warrant will entitle the holder thereof to purchase the amount of underlying debt securities, serial preferred shares, common shares or any combination thereof at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date, unexercised warrants will be void.

Warrants may be exercised by payment to the warrant agent of the applicable exercise price and by delivery to the warrant agent of the related warrant certificate, properly completed. Warrants will be deemed to have been exercised upon receipt of the exercise price and the warrant certificate or certificates. Upon receipt of this payment and the properly completed warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities, serial preferred shares, common shares or any combination thereof purchased upon exercise.

If fewer than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the unexercised warrants. The holder of a warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities, serial preferred shares, common shares or other combination thereof purchased upon exercise.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

No Rights as Holders of Underlying Debt Securities, Serial Preferred Shares or Common Shares

Before the warrants are exercised, holders of the warrants are not entitled to payments of principal of, premium, if any, or interest on the related underlying debt securities and dividends on the serial preferred shares, common shares or any combination thereof, as applicable, or to exercise any rights whatsoever as holders of the underlying debt securities, serial preferred shares or common shares.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common shares, serial preferred shares, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, registrar, transfer agent, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depository will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depository will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived, and DTC requests physical certificates.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITY HOLDERS

Information about selling security holders and the terms of the securities offered for resale, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference. Selling security holders may be deemed to be underwriters in connection with the securities they resell and any profits on the resale may be deemed to be underwriting discounts and commissions under the Act. The selling security holders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling security holders.

PLAN OF DISTRIBUTION

We and/or selling security holders, if applicable, may sell the securities, separately or together in units, in several ways, including:

•	through underwriters or dealers;

•	through agents; or

•	directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If we and/or selling security holders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described in such prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer’s commission. We anticipate that any underwriting agreement pertaining to any such securities will:

•

entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

•	provide that the obligations of the underwriters will be subject to certain conditions precedent; and

•	provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

Securities also may be offered directly by us and/or selling security holders or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Act, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities to be offered by this prospectus will be passed upon for us by Calfee, Halter & Griswold LLP, Cleveland, Ohio. Additional legal matters may be passed upon for us, any selling security holder or any underwriter, dealer or agent, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The J. M. Smucker Company appearing in The J. M. Smucker Company’s Annual Report (Form 10-K) for the year ended April 30, 2023, and the effectiveness of The J. M. Smucker Company’s internal control over financial reporting as of April 30, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered:

Amount to be Paid(1)
Registration fee	$(2)
Legal fees and expenses	(1)
Trustee fees and expenses	(1)
Accounting fees and expenses	(1)
Printing and engraving fees	(1)
Rating agency fees	(1)
Miscellaneous	(1)

Total	(1)(2)

(1)	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.
(2)	Deferred in reliance upon Rules 456(b) and 457(r).

Item 15. Indemnification of Directors and Officers

Article V of our regulations provides that any person made a party to or threatened to be made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of ours, or is or was serving at our request as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent permitted or required by the Ohio General Corporation Law, as the same exists or may in the future be amended to provide broader rights to indemnification, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of Article V of our regulations with respect to actions, suits or proceedings to enforce rights to indemnification, we will indemnify any such indemnitee in connection with an action, suit or proceeding (or part thereof) initiated by the indemnitee only if the action, suit or proceeding (or part thereof) was authorized by our board of directors.

The indemnification rights conferred in Article V of our regulations include the right to be paid by the Company the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any action, suit or proceeding in advance of its final disposition; provided, however, that, if the Ohio General Corporation Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to us of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for the expenses.

The rights to indemnification conferred by our regulations are not exclusive of any other right to which any person seeking indemnification may have or acquire under any statute, our articles of incorporation, our regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such person.

Section 1701.13(E) of the Ohio Revised Code provides as follows:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.

(5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

We have entered into indemnification agreements (the “Indemnification Agreements”) with our current directors and certain officers and expect to enter into similar agreements with directors and certain officers elected or appointed in the future at the time of their election or appointment. Pursuant to the Indemnification Agreements, we will indemnify a director or officer (the “Indemnitee”) if the Indemnitee is a party to or otherwise involved in any legal proceeding by reason of the fact that the Indemnitee is or was a director or officer of the registrant, or is or was serving at the request of the registrant in certain capacities with another entity, against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the Indemnitee, in connection with the defense or settlement of such proceeding. Indemnification is only available if the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the registrant. The same coverage is provided whether or not the suit or proceeding is a derivative action. Derivative actions may be defined as actions brought by one or more shareholders of a corporation to enforce a corporate right or to prevent or remedy a wrong to the corporation in cases where the corporation, because it is controlled by the wrongdoers or for other reasons, fails or refuses to take appropriate action for its own protection. The Indemnification Agreements mandate advancement of expenses to the Indemnitee if the Indemnitee provides the registrant with a written promise to repay the advanced amounts in the event that it is determined that the conduct of the Indemnitee has not met the applicable standard of conduct. In addition, the Indemnification Agreements provide various procedures and presumptions in favor of the Indemnitee’s right to receive indemnification under the Indemnity Agreement.

We currently maintain insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them; however, there is no assurance of the continuation or renewal of such insurance.

Item 16. Exhibits

Exhibit No.	Description

1**	Form of Underwriting Agreement.

4.1	Indenture, dated March 20, 2015, between The J. M. Smucker Company and U.S. Bank National Association, filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed on March 23, 2015 (File No. 001-05111), and incorporated by reference herein.

4.2**	Form of Debt Securities.

4.3**	Form of Warrant Agreement.

4.4**	Form of Common Shares Warrant Certificate.

4.5**	Form of Preferred Shares Warrant Certificate.

4.6**	Form of Debt Securities Warrant Certificate.

5.1*	Opinion of Calfee, Halter & Griswold LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Calfee, Halter & Griswold LLP (included in opinion filed herewith as Exhibit 5.1).

24*	Powers of Attorney (included on signature pages).

25*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association.

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orrville, State of Ohio, on September 28, 2023.

THE J. M. SMUCKER COMPANY

By:	/s/ Mark T. Smucker
Mark T. Smucker Chair of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Mark T. Smucker, Tucker H. Marshall and Jeannette L. Knudsen, or any one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2023.

Signature	Title

/s/ Mark T. Smucker Mark T. Smucker	Chair of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Tucker H. Marshall Tucker H. Marshall	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Mercedes Abramo Mercedes Abramo	Director

/s/ Tarang P. Amin Tarang P. Amin	Director

/s/ Susan E. Chapman-Hughes Susan E. Chapman-Hughes	Director

/s/ Jay L. Henderson Jay L. Henderson	Director

/s/ Jonathan E. Johnson III Jonathan E. Johnson III	Director

/s/ Kirk L. Perry Kirk L. Perry	Director

/s/ Alex Shumate Alex Shumate	Director

/s/ Jodi L. Taylor Jodi L. Taylor	Director

/s/ Dawn C. Willoughby Dawn C. Willoughby	Director